Exhibit 10.2

AMENDMENT NO. 2 TO THE

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

This Amendment No. 2 to the Supplemental Executive Retirement Agreement (this “Amendment”) between Hexcel Corporation, a Delaware corporation (“Hexcel” or the “Company”), and Nickie Lee Stanage (the “Executive”) is entered into effective as of July 26, 2021 (the “Effective Date”).

WHEREAS

A.The Company and the Executive as authorized by Hexcel’s Board of Directors (the “Board”) entered into that certain Supplemental Executive Retirement Agreement, effective October 28, 2009, as amended by that certain Amendment No. 1 to the Supplemental Executive Retirement Agreement, effective December 31, 2020 (the “Agreement”).

B.The Executive and the Company wish to enter into this Amendment, which has been approved by the Board, to revise the calculation of Final Average Pay (as defined in the Agreement).

NOW, THEREFORE, in consideration of the services to be rendered in the future by the Executive, the parties hereto agree as follows:

1.	Amendment

Section 2.1.1 of the Agreement shall be replaced in its entirety by the following:

“2.1.1FINAL AVERAGE PAY. The average monthly compensation of the Executive for the highest-paid 36 months (or the Executive’s entire period of employment with the Company and its Affiliates if such period is less than 36 months) of the Executive’s final 120 months of Continuous Service.  For this purpose (i) the Executive’s “compensation” shall mean his base salary (without regard to any salary deferral pursuant to sections 125 or 401(k) of the Code or any successor provision) and all amounts earned (whether paid or payable) under all management incentive or other bonus plans in which he participates and (ii) any incentive pay or other bonus shall be deemed to have been earned ratably over the period with respect to which it is earned.”

2.	Miscellaneous

Other than as set forth in this Amendment, all terms used in this Amendment shall have the meaning set forth in the Agreement. Other than as amended by this Amendment, all other terms in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on this 26th day of July 2021.

HEXCEL CORPORATION a Delaware corporation

/s/ Nickie Lee Stanage	By	/s/ Gail E. Lehman
Nickie Lee Stanage	Name	Gail E. Lehman
	Its	Executive Vice President, General Counsel and
Secretary

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